INDEX TO EXHIBITS



Exhibit No.  Description                                    Paper (P)
                                                            or Electronic(E)


   (Ex-4)    Amendment No. 2 to the                             E
             Pooling and Servicing  Agreement dated as of
             April 26,  1996  among The  Prudential  Home
             Mortgage  Securities   Company,   Inc.,  The
             Prudential Home Mortgage Company,  Inc., and
             First   Trust   National   Association,   as
             trustee.

- --------------------------------------------------------------------------------

              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                                    (Seller)


                                       and

                   THE PRUDENTIAL HOME MORTGAGE COMPANY, INC.
                                   (Servicer)


                                       and

                        FIRST TRUST NATIONAL ASSOCIATION
                                    (Trustee)


                           ---------------------------

                                 AMENDMENT NO. 2

                           Dated as of April 26, 1996

                                       TO

                         POOLING AND SERVICING AGREEMENT

                         DATED AS OF SEPTEMBER 29, 1992

                           ---------------------------

                                 $347,836,291.86


                       Mortgage Pass-Through Certificates

                                 Series 1992-27



- --------------------------------------------------------------------------------

     AMENDMENT NO. 2, dated as of April 26, 1996, ("Amendment"), to the Pooling and Servicing Agreement dated as of September 29, 1992 (the "Agreement") among THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC., as seller (the "Seller"), THE PRUDENTIAL HOME MORTGAGE COMPANY, INC., as servicer (the "Servicer"), and FIRST TRUST NATIONAL ASSOCIATION, as trustee (the "Trustee").

     WHEREAS, Section 10.01 of the Agreement provides, among other things, that the Seller, the Servicer and the Trustee may amend the Agreement, subject to certain provisos, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class or Subclass of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of the Holders of Certificates of such Class or Subclass.

     WHEREAS, the Seller, the Servicer and the Trustee desire to amend the Agreement, as set forth in this Amendment and have obtained the consent of the Holder of 100% Percentage Interest of the Class A-20 Certificates and the Opinion of Counsel required by Section 10.01 in connection with such amendment.

     NOW THEREFORE, in consideration of the mutual agreements herein contained, the Seller, the Servicer and the Trustee agree as follows:

     All terms used in this Amendment which are defined in the Agreement, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Amendment or the context clearly requires otherwise.

     Section 1. Amendment of Section 1.01. Article I of the Agreement is hereby amended as follows:

     (a) The definition of "Denomination" is amended to read as follows:

     Denomination: The amount, if any, specified on the face of each Certificate (other than a Class A-20 Certificate) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to a Class A-20 Certificate, the amount specified on the face of such Certificate representing the portion of the Initial Class A-20 Notional Amount evidenced by such Certificate.

     (b) A new definition "Initial Class A-20 Notional Amount" is added to read as follows:

     Initial Class A-20 Notional Amount: The Initial Class A-20 Notional Amount as set forth in Section 11.29.

     Section 2. Amendment of Section 5.01(a). The first sentence of Section 5.01(a) of the Agreement is hereby replaced in its entirety with the following:

     (a) Except as set forth in the next sentence, the Class A, Class M and Class B Certificates shall be issued only in minimum denominations of a Single Certificate and, except for the Class A-20, Class A-R, Class A-LR and Class B Certificates, integral multiples of $1,000 (or $1 in the case of the Class B Certificates and any amount in the case of the Class A-20 Certificates) in excess thereof (except, if necessary, for one Certificate of each Class or Subclass (other than the Class A-20, Class A-R and Class A-LR Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class or Subclass to equal the aggregate Original Class A Subclass Principal Balance or the Original Class B Subclass Principal Balance of such Subclass or the Original Class M Principal Balance, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11,
A-12,  A-13, A-14, A-15, A-16, A-17, A-18, A-19, A-20, A-R, A-LR, B-1, B-2, B-3,
B-4, C and D (reverse side of Certificates) hereto. Subject to the provisions of
Section 5.02(e), the Class A-20 Certificates may be issued in any minimum denomination of not less than $8,481,000 Initial Class A-20 Notional Amount.

     Section 3. Amendment of Section 5.02(b) and 5.02(c). Sections 5.02(b) and 5.02(c) of the Agreement are hereby amended by deleting all references to "Class A-20" therein.

     Section 4. Addition of Section 5.02(e). A new section 5.02(e) is added to read as follows:


     (e) No transfer of a Class A-20 Certificate that has a denomination of less than a Single Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Class A-20 Certificate, substantially in the form attached hereto as Exhibit M, stating that such person: (a)(i) is a substantial, sophisticated, institutional investor having knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Class A-20 Certificates, such that such investor is capable of evaluating the merits and risks of an investment in the Class A-20 Certificates, and (ii) has a net worth of at least $10,000,000; or (b) will hold the Class A-20 Certificates solely as nominee for a person meeting the criteria set forth in clause (a). The Class A-20 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.


     Section 5. Amendment of Section 11.23. Section 11.23 of the Agreement is hereby amended to read as follows:

     Section 11.23. Wire Transfer Eligibility. With respect to the Certificates (other than the Class A-4, Class A-20, Class A-R and Class A-LR Certificates), the minimum Denomination eligible for wire transfer on each Distribution Date is $5,000,000. With respect to the Class A-4 Certificates, the minimum Denomination eligible for wire transfer on each distribution date is $2,000. With respect to the Class A-20 Certificates, the minimum Percentage Interest eligible for wire transfer on each Distribution Date is 25% Percentage Interest. The Class A-R and Class A-LR Certificates are not eligible for wire transfer.

     Section 6. Amendment of Section 11.24. Section 11.24 of the Agreement is hereby amended to read as follows:

     Section 11.24. Single Certificate. A Single Certificate for each Subclass of Class A Certificates (other than the Class A-4, Class A-20, Class A-R and Class A-LR Certificates), the Class M Certificates and each Subclass of Class B Certificates represents a $100,000 Denomination. A Single Certificate for the Class A-4 Certificates represents a $2,000 Denomination. A Single Certificate for the Class A-20 Certificates represents a $173,863,000 Initial Class A-20 Notional Amount. A Single Certificate for the Class A-R and Class A-LR Certificates represent a $1,000 Denomination.

     Section 7. Addition of Section 11.29. A new Section 11.29 is added to read as follows:

     Section 11.29. Initial Class A-20 Notional Amount. The Initial Class A-20 Notional Amount is $347,726,356.82.

     Section 8. Amendment of Exhibit A-20. Exhibit A-20 to the Agreement is hereby amended as attached hereto as Exhibit A.

     Section 9. Amendment of Exhibit J. Exhibit J to the Agreement is hereby amended by deleting all references to "Class A-20" therein.

     Section 10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     Section 11. Ratification of Agreement.Except as modified and expressly amended by this Amendment, the Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

     Section 12. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                      THE PRUDENTIAL HOME MORTGAGE
                                         SECURITIES COMPANY, INC.
                                         as Seller

                                      By:

                                      Name:   B. David Bialzak

                                      Title:    Vice President

                                      THE PRUDENTIAL HOME MORTGAGE
                                         COMPANY, INC.
                                         as Servicer

                                      By:

                                      Name:   B. David Bialzak

                                      Title:    Vice President


                                      FIRST TRUST NATIONAL ASSOCIATION
                                         as Trustee

                                      By:

                                      Name:

                                      Title:


Attest:

By:______________________

Name:____________________

Title:_____________________

STATE OF NEW YORK)
                                    ss.:
COUNTY OF NEW YORK)


     On this 26th day of April, 1996, before me, a notary public in and for the State of New York, personally appeared B. David Bialzak, known to me who, being by me duly sworn, did depose and say that she resides at Brookeville, Maryland; that she is a Vice President of The Prudential Home Mortgage Securities Company, Inc., a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.



                                -------------------------
                                  Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK)
                                    ss.:
COUNTY OF NEW YORK)


     On this 26th day of April, 1996, before me, a notary public in and for the State of New York, personally appeared B. David Bialzak, known to me who, being by me duly sworn, did depose and say that she resides at Brookeville, Maryland; that she is a Vice President of The Prudential Home Mortgage Company, Inc., a New Jersey corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.



                              -------------------------
                                  Notary Public

[NOTARIAL SEAL]

STATE OF _________)
                                    ss.:
COUNTY OF ________)


     On this _____ day of April, 1996 before me, a notary public in and for the State of , personally appeared , known to me who, being by me duly sworn, did depose and say that she resides at ; that she is the ______________ of First Trust National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.


                               -------------------------
                                  Notary Public

[NOTARIAL SEAL]


STATE OF _________)
                                    ss.:
COUNTY OF ________)


     On this ____ day of April, 1996 before me, a notary public in and for the State of , personally appeared , known to me who, being by me duly sworn, did depose and say that she resides at ; that she is the ______________ of First Trust National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.



                               -------------------------
                                  Notary Public


[NOTARIAL SEAL]

                                    EXHIBIT A

                                  EXHIBIT A-20
                    [FORM OF FACE OF CLASS A-20 CERTIFICATE]

THIS   CERTIFICATE  MAY  NOT  BE  TRANSFERRED  IN  DENOMINATIONS  OF  LESS  THAN
$173,863,000 INITIAL CLASS A-20 NOTIONAL AMOUNT EXCEPT AS PROVIDED IN SECTIONS 5.01(a) AND 5.02(e) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1992-27, CLASS A-20

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                  four-family mortgage loans, which may include
                  loans secured by shares issued by cooperative
                          housing corporations sold by

              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                  (Not an interest or obligation of the Seller)


     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, ANY AFFILIATE OF THE SELLER OR THE TRUSTEE, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, ANY AFFILIATE OF THE SELLER, THE TRUSTEE, ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.

Percentage Interest evidenced
by this Certificate: %

Denomination:  $                 (Initial Class A-20 Notional Amount)
Cut-Off Date:  September 1, 1992
First Distribution Date:  October 25, 1992
CUSIP No.:  74434U

     THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-20 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of September 29, 1992 (the "Agreement") among the Seller, The Prudential Home Mortgage Company, Inc., as servicer (the "Servicer"), and First Trust National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A-20
Distribution Amount required to be distributed to Holders of Class A-20 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. Interest will accrue on the Class A-20 Certificates during each month in an amount equal to the product of (A) 1/12th of (i) the weighted average Net Mortgage Interest Rate of the Mortgage Loans on the first day of such month minus (ii) 7.50% and (B) the Class A-20 Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to adjustment with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-20 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Servicer or by a Paying Agent appointed by the Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on September 29, 1992, at an issue price of 572247.59554%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 270% SPA (as defined in the Prospectus Supplement dated July 29, 1992 with respect to the offering of the Class A Certificates and Class M Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 207344.96409091%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.53%; and (iii) the amount of OID allocable to the short first accrual period (September 29, 1992 to October 25, 1992) as a percentage of the initial principal balance of this Certificate, calculated using the exact method specified in Prop. Treas. Reg. ss. 1.1272-1, is approximately 3936.21527203%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                  FIRST TRUST NATIONAL ASSOCIATION,
                                     Trustee

                                  By____________________________
                                    Authorized Officer


Countersigned:

FIRST TRUST NATIONAL ASSOCIATION,
  Trustee


By ________________________
   Authorized Officer

                                    EXHIBIT B

                                    EXHIBIT M


              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1992-27
                                   CLASS A-20


                               TRANSFEREE'S LETTER



                                                ----------------- --, ----


First Trust National Association
180 East Fifth Street
St. Paul, Minnesota  55101


The Prudential Home Mortgage Securities Company, Inc.
5325 Spectrum Drive
Frederick, Maryland  21701

                  The  undersigned  (the  "Purchaser")  proposes to purchase The
Prudential Home Mortgage Securities Company, Inc. Mortgage Pass-Through Certificates, Series 1992-27, Class A-20 (the "Class A-20 Certificates") in the Initial Class A-20 Notional Amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

                  Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of September 29, 1992, as amended by Amendment No. 1 dated as of March 1, 1993 and Amendment No. 2 dated as of April 26, 1996 (collectively, the "Pooling and Servicing Agreement"), among The Prudential Home Mortgage Securities Company, Inc., as seller ("PHMSC"), The Prudential Home Mortgage Company, Inc., as servicer (the "Servicer") and First Trust National Association, as trustee (the "Trustee"), of The Prudential Home Mortgage Securities Company, Inc.
Mortgage Pass-Through Certificates, Series 1992-27.

                  Section 2. Representation and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to PHMSC and the Trustee that:

                  (a) The Purchaser (a)(i) is a substantial, sophisticated, institutional investor having knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Class A-20 Certificates, such that such investor is capable of evaluating the merits and risks of an investment in the Class A-20 Certificates, and (ii) has a net worth of at least $10,000,000; or (b) will hold the Class A-20 Certificates solely as nominee for a person meeting the criteria set forth in clause (a).

                  (b)  The   Purchaser   acknowledges   that  its   Class   A-20
Certificates bear a legend setting forth the applicable restrictions on transfer.

                  IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                   [PURCHASER]



                                    By:  _____________________________

                                    Its: _____________________________